CONSENT OF ERNST & YOUNG LLP,
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Financial Statements” in the Proxy Statement/Prospectus of WT Mutual Fund, “Financial Highlights” in the Prospectuses of the Wilmington Fundamentally Weighted Large Company Fund, Wilmington Multi-Manager Large-Cap Fund, Wilmington Fundamentally Weighted Small Company Fund and Wilmington Multi-Manager Small-Cap Fund series of WT Mutual Fund dated November 1, 2007, and “Financial Statements” in the Statements of Additional Information of the Wilmington Fundamentally Weighted Large Company Fund, Wilmington Multi-Manager Large-Cap Fund, Wilmington Fundamentally Weighted Small Company Fund and Wilmington Multi-Manager Small-Cap Fund series of WT Mutual Fund dated November 1, 2007 and to the incorporation by reference in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to File No. 333-152704) of WT Mutual Fund of our report on the Wilmington Fundamentally Weighted Large Company Fund, Wilmington Multi-Manager Large-Cap Fund, Wilmington Fundamentally Weighted Small Company Fund and Wilmington Multi-Manager Small-Cap Fund series of WT Mutual Fund dated August 26, 2008, included in the 2008 Annual Reports to shareholders.
ERNST & YOUNG LLP
Philadelphia, Pennsylvania
September 5, 2008